EXHIBIT 10.39
Sanmina-SCI Corporation
$500,000,000 7% Senior Notes due 2019

Purchase Agreement
April 26, 2011
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Deutsche Bank Securities Inc.
Goldman, Sachs & Co.
Morgan Stanley & Co. Incorporated
As Representatives of the Initial Purchasers

c/o Merrill Lynch, Pierce, Fenner & Smith Incorporated
One Bryant Park
New York, New York 10036

Ladies and Gentlemen:
Sanmina-SCI Corporation, a corporation organized under the laws of Delaware (the “Company”), proposes to issue and sell to the several parties named in Schedule A hereto (the “Initial Purchasers”), for whom you (the “Representatives”) are acting as representatives, $500,000,000 aggregate principal amount of its 7% Senior Notes due 2019 (the “Notes”). The Notes will be guaranteed (collectively, the “Guarantees”) by each of the subsidiary guarantors named in Schedule B hereto (the “Notes Guarantors”). The Notes and the Guarantees are collectively referred to herein as the “Securities.” The Notes and the Guarantees are to be issued under an indenture (the “Indenture”) to be dated as of the Closing Date (as defined in Section 4 hereof), among the Company, the Notes Guarantors and U.S. Bank National Association, as trustee (the “Trustee”). To the extent there are no additional parties listed on Schedule A other than you, the term Representatives as used herein shall mean you as the Initial Purchasers, and the terms Representatives and Initial Purchasers shall mean either the singular or plural as the context requires. The use of the neuter in this Agreement shall include the feminine and masculine wherever appropriate.
The sale of the Securities to the Initial Purchasers will be made without registration of the Securities under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Act”) in reliance upon exemptions from the registration requirements of the Act.
The Company has prepared and delivered to each of the Initial Purchasers copies of a Preliminary Offering Memorandum, dated April 26, 2011 (the “Preliminary Memorandum”), and has prepared and delivered to each of the Initial Purchasers copies of a Pricing Supplement, dated April 26, 2011, in the form attached hereto as Schedule C (the “Pricing Supplement”), describing the terms of the Securities, each for use by such Initial Purchaser in connection with its solicitation of offers to purchase the Securities. The Preliminary Memorandum and the Pricing Supplement are herein referred to as the “Disclosure Package.” Promptly after this Agreement is executed and delivered, the Company will prepare and deliver to each of the Initial Purchasers a final offering memorandum dated the date hereof (the “Final Memorandum”).
All references herein to the terms “Disclosure Package” and “Final Memorandum” shall be deemed to mean and include all information filed under the Securities Exchange Act of 1934 (as amended, the “Exchange Act,” which term, as used herein, includes the rules and regulations of the U.S. Securities and Exchange Commission (the “Commission”) promulgated thereunder) prior to the Applicable Time (as defined below) and incorporated by reference in the Disclosure Package (including the Preliminary Memorandum) or the Final Memorandum (as the case may be), and all references herein to the terms “amend,” “amendment” or “supplement” with respect to the Final Memorandum shall be deemed to mean and include all information filed under the Exchange Act after 5:30 P.M., New York City time, on April 26, 2011 or such other time as agreed by the Company and Merrill Lynch, Pierce, Fenner & Smith Incorporated (such date and time, the “Applicable Time”) and incorporated by reference in the Final Memorandum.

1.Representations and Warranties. The Company and each Notes Guarantor, jointly and severally,

represent and warrant to, and agree with, each of the Initial Purchasers as of the date hereof that:

(a)Neither the Disclosure Package, as of the Applicable Time, nor the Final Memorandum, as of its date or (as amended or supplemented in accordance with Section 5(c), as applicable) as of the Closing Date, contains an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that this representation, warranty and agreement shall not apply to statements in or omissions from the Disclosure Package, the Final Memorandum or any amendment or supplement thereto made in reliance upon and in conformity with information furnished to the Company in writing by the Representatives expressly for use in the Disclosure Package, the Final Memorandum or amendment or supplement thereto, as the case may be. The Disclosure Package contains, and the Final Memorandum will contain, all the information specified in, and meeting the requirements of, Rule 144A.
The Company has not prepared, made, used, authorized, approved or distributed and will not prepare, make, use, authorize, approve or distribute any written communication that constitutes an offer to sell or solicitation of an offer to buy the Securities other than (i) the Disclosure Package, (ii) the Final Memorandum and (iii) any electronic road show or other written communications listed on Schedule D. Each such communication by the Company or its agents and representatives pursuant to clause (iii) of the preceding sentence (the “Supplemental Offering Materials”), when taken together with the Disclosure Package, did not as of the Applicable Time, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that this representation, warranty and agreement shall not apply to statements in or omissions from each such Supplemental Offering Materials made in reliance upon and in conformity with information furnished to the Company in writing by the Representatives expressly for use in any Supplemental Offering Materials.
The documents incorporated or deemed to be incorporated by reference in the Offering Memorandum at the time they were or hereafter are filed with the Commission (collectively, the “Incorporated Documents”) complied and will comply in all material respects with the requirements of the Exchange Act. Each such Incorporated Document, when taken together with the Disclosure Package, did not as of the Applicable Time, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
(b)Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included in the Disclosure Package and the Final Memorandum any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, that is material to the Company and its subsidiaries taken as a whole, other than as set forth in the Disclosure Package and the Final Memorandum; and, since the respective dates as of which information is given in the Disclosure Package and the Final Memorandum, there has not been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any material adverse change, or any development that is reasonably likely to result in a material adverse change, in or affecting the business, business prospects, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”), other than as set forth in the Disclosure Package and the Final Memorandum;

(c)The Company and its subsidiaries (i) have good and valid title to all real property owned by them and (ii) hold all personal property owned by them, in each case, free and clear of all adverse claims, liens, encumbrances and defects except such as are described in the Disclosure Package and the Final Memorandum and the documents entered into in connection with that certain Loan, Guaranty and Security Agreement (as amended by Amendment No. 1, dated as of April 6, 2010, and Amendment No. 2, dated as of December 20, 2010, and as supplemented by the Incremental Loan Agreement Joinder, dated as of April 6, 2010, among the Company and certain of the Company's subsidiaries party thereto as borrowers, the subsidiaries party thereto from time to time as guarantors, the financial institutions party thereto from time to time as lenders, and Bank of America, N.A., as agent for such lenders, or otherwise permitted by the Indenture or such as would not result in a Material Adverse Effect; and any real property and buildings held under lease by the Company and its subsidiaries that are material to the Company and its subsidiaries taken as a whole are held by them under valid, subsisting and enforceable leases with such exceptions as do not interfere in any material respect with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries taken as a whole;

(d)The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Disclosure Package and the Final Memorandum,

and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect;

(e)Each subsidiary of the Company has been duly organized, is validly existing as an entity in good standing under the laws of the jurisdiction of its organization, has the power and authority (corporate and other) to own or lease, as the case may be, and to operate its property and to conduct its business as described in the Disclosure Package and the Final Memorandum and is duly qualified as a foreign organization for the transaction of business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect. None of the outstanding shares of capital stock of any of the Company's Significant Subsidiaries (as “Significant Subsidiary” is defined in Rule 1-02 of Regulation S-X promulgated under the Act) were issued in violation of preemptive or other similar rights of any securityholder of such subsidiary. Except as otherwise stated in the Disclosure Package and the Final Memorandum and except for subsidiaries that, individually or in the aggregate, would not constitute a Significant Subsidiary, all of the issued shares of capital stock or similar ownership interests of each subsidiary of the Company have been duly authorized and validly issued, are fully paid and non-assessable and (except for directors' qualifying or similar shares) are owned of record directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims except for the liens, encumbrances, equities and claims as described in the Disclosure Package and the Final Memorandum and the documents entered into in connection with the Credit Facility or otherwise as permitted by the Indenture;

(f)The Company has an authorized capitalization as set forth in the Final Memorandum, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable;

(g)The Securities have been duly authorized by the Company and each of the Notes Guarantors, as applicable, and, when authenticated and issued in the manner provided in the Indenture and delivered against payment of the purchase price provided herein, will constitute valid and legally binding obligations of the Company and each Notes Guarantor, entitled to the benefits provided by the Indenture, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles;

(h)The Indenture has been duly authorized by the Company and each Notes Guarantor, and when executed and delivered by the Company, each Notes Guarantor and the Trustee, will constitute a valid and legally binding instrument, enforceable in accordance with its terms subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles;

(i)The Securities and the Indenture will conform in all material respects to the descriptions thereof in the Disclosure Package and the Final Memorandum;

(j)None of the transactions contemplated by this Agreement (including, without limitation, the use of the proceeds from the sale of the Securities) will violate or result in a violation of Section 7 of the Exchange Act, or any regulation promulgated thereunder, including, without limitation, Regulations T, U, and X of the Board of Governors of the Federal Reserve System;

(k)Prior to the date hereof, neither the Company, any Notes Guarantor nor any of their affiliates has taken any action which is designed to or which has constituted or which might have been expected to cause or result in stabilization or manipulation of the price of any security of the Company in connection with the offering of the Securities;

(l)The issue and sale of the Securities and the compliance by the Company and the Notes Guarantors with all of the provisions of the Securities, the Indenture and this Agreement and the consummation of the transactions herein and therein contemplated will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject except for such conflicts, breaches, violations or defaults that, individually or in the aggregate, would not result in a

Material Adverse Effect or that are disclosed in the Disclosure Package and the Final Memorandum; or (ii) result in any violation of (A) the provisions of the certificate or articles of incorporation, by-laws, limited liability company operating agreement, partnership agreement or other charter or organizational documents, as applicable, of the Company or any Notes Guarantor or (B) any applicable statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties, except for such violations in (ii)(B) that, individually or in the aggregate, would not result in a Material Adverse Effect. No consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Securities or the consummation by the Company and each Notes Guarantor of the transactions contemplated by this Agreement and the Indenture, except for such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or blue sky laws in connection with the purchase and distribution of the Securities by the Initial Purchasers;

(m)Neither the Company nor any of its subsidiaries is in violation of its certificate or articles of incorporation, by-laws, limited liability company operating agreement, partnership agreement or other charter or organizational documents, as applicable, or in default in the performance or observance of any material obligation, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except for such defaults as would not, individually or in the aggregate, result in a Material Adverse Effect or as are disclosed in the Disclosure Package and the Final Memorandum; and neither the Company nor any of its subsidiaries is in violation of any applicable statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties, as applicable, except for such violations as would not, individually or in the aggregate, result in a Material Adverse Effect or as are disclosed in the Disclosure Package and the Final Memorandum;

(n)The statements set forth in the Disclosure Package and the Final Memorandum under the caption “Description of the Notes” with respect to the issuance of Securities pursuant to this Agreement, insofar as they purport to constitute a summary of the terms of the Securities, under the caption “Description of Other Indebtedness” with respect to the issuance of Securities pursuant to this Agreement insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate and fair in all material respects;

(o)Although the discussion set forth in the Disclosure Package and the Final Memorandum under the heading “Certain U.S. Federal Income Tax Considerations” with respect to the issuance of Securities pursuant to this Agreement does not purport to discuss all possible United States federal income tax consequences of the purchase, ownership and disposition of the Securities, such discussion constitutes, in all material respects, a fair and accurate summary of the United States federal income tax consequences of the purchase, ownership and disposition of the Securities, based upon current United States federal income tax law;

(p)Other than as set forth in the Disclosure Package and the Final Memorandum, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect; and, to the best of the Company's knowledge, no such proceedings are threatened by governmental authorities or threatened by others which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect;

(q)The Company is subject to and in compliance in all material respects with the reporting requirements of Section 13 or 15(d) of the Exchange Act;

(r)The Company and each Notes Guarantor is not, and after giving effect to the offering and sale of the Securities and application of the proceeds thereof as described under “Use of Proceeds” in the Disclosure Package and the Final Memorandum, will not be an “investment company”, as such term is defined in the United States Investment Company Act of 1940, as amended (the “Investment Company Act”);

(s)Neither the Company, any Notes Guarantor nor any person acting on their behalf has offered or sold the Securities by means of any general solicitation or general advertising within the meaning of Rule 502(c) under the Act or, with respect to Securities sold outside the United States to non-U.S. persons (as defined in Rule 902 under the Act), by means of any directed selling efforts within the meaning of Rule 902 under the Act and the Company, any affiliate of the Company and any person acting on its or their behalf has complied with and will implement the “offering restriction” within the meaning of such Rule 902; it being understood that the Company and the Notes

Guarantors make no representations or warranties in this clause (s) as to the sale of the Securities to the Initial Purchasers;

(t)Within the six months prior to the date of this Agreement, neither the Company, any Notes Guarantor nor any other person acting on their behalf have offered or sold to any person any Securities, or any securities of the same or a similar class as the Securities, other than Securities offered or sold to the Initial Purchasers hereunder. The Company and the Notes Guarantors will take reasonable precautions designed to ensure that any offer or sale, direct or indirect, in the United States or to any U.S. person (as defined in Rule 902 under the Act) of any Securities or any substantially similar security issued by the Company, within six months subsequent to the date on which the distribution of the Securities has been completed (as notified to the Company by Merrill Lynch, Pierce, Fenner & Smith Incorporated), is made under restrictions and other circumstances reasonably designed not to affect the status of the offer and sale of the Securities in the United States and to U.S. persons contemplated by this Agreement as transactions exempt from the registration provisions of the Act;

(u)KPMG LLP, who have expressed their opinion with respect to the financial statements (which term as used in this Agreement includes the related notes thereto) and supporting schedules included or incorporated by reference in the Disclosure Package and the Final Memorandum, is an independent registered public accounting firm with respect to the Company within the meaning of the Act, the Exchange Act and the Public Company Accounting Oversight Board;

(v)The consolidated financial statements of the Company, (including for purposes of this clause (v), any pro forma financial information) included or incorporated by reference in the Disclosure Package and the Final Memorandum, together with the related schedules and notes, as well as those financial statements, schedules and notes of any other entity included therein (or incorporated by reference), present fairly in all material respects the financial position of the Company and its consolidated subsidiaries, or such other entity, as the case may be, at the dates indicated and the statement of operations, stockholders' equity and cash flows of the Company and its consolidated subsidiaries, or such other entity, as the case may be, for the periods specified. Such financial statements, including any pro forma financial information included therein, have been prepared in conformity with generally accepted accounting principles (“GAAP”), as applied in the United States, applied on a consistent basis throughout the periods involved. The supporting schedules, if any, included or incorporated by reference in the Disclosure Package and the Final Memorandum present fairly in all material respects in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in any Preliminary Memorandum and the Final Memorandum present fairly in all material respects the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included or incorporated by reference in the Disclosure Package and the Final Memorandum;

(w)The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company is in compliance in all material respects with the currently effective and currently applicable provisions of the Sarbanes Oxley Act of 2002, as amended, and the rules and regulations promulgated thereunder, including Section 402 related to loans and Sections 302 and 906 related to certifications;

(x)Except as disclosed in the Disclosure Package and the Final Memorandum, or in any document incorporated by reference therein, since the end of the Company's most recent audited fiscal year, there has been (i) no material weakness in the Company's internal control over financial reporting (whether or not remediated) and (ii) no change in the Company's internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company's internal control over financial reporting;

(y)This Agreement has been duly authorized, executed and delivered by the Company and each Notes Guarantor;

(z)The Company and its subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by them, and other than as described in the Disclosure Package and the Final Memorandum, neither the Company nor any of its subsidiaries has received any notice, in writing or otherwise, of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect;

(aa)The Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them except as would not, singly or in the aggregate, have a Material Adverse Effect. The Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, result in a Material Adverse Effect. All of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, result in a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect;

(ab)Except as otherwise stated in the Disclosure Package and the Final Memorandum or as would not, singly or in the aggregate, result in a Material Adverse Effect, (i) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, or rule of common law or any judicial or administrative interpretation thereof including any judicial or administrative order, consent, decree or judgment, relating to pollution, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), wildlife or the exposure of any individual to Hazardous Materials (as defined below), including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (ii) there are no pending or, to the Company's knowledge, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and (iii) there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws;

(ac)In the ordinary course of its business, the Company conducts a periodic review of the effect of Environmental Laws on the business, operations and properties of the Company and its subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, except as disclosed in the Disclosure Package and the Final Memorandum, the Company and the Notes Guarantors have reasonably concluded that such associated costs and liabilities would not, singly or in the aggregate, have a Material Adverse Effect;

(ad)The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements and money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(ae)None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, employee or affiliate of the Company or any of its subsidiaries is currently subject to any sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(af)To the Company's knowledge, neither the Company nor any of its subsidiaries nor any director, officer, employee or affiliate of the Company or any of its subsidiaries have, directly or indirectly, taken any action which would cause them to be in a violation of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), or, to the Company's knowledge, used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, made, offered or authorized any unlawful payment to foreign or domestic government officials or employees, whether directly or indirectly, or made, offered or authorized any unlawful bribe, rebate, payoff, influence payment, kickback or other similar unlawful payment, whether directly or indirectly, to obtain or retain business or gain an improper business advantage. The Company has established reasonable internal controls and procedures intended to ensure compliance with the FCPA.

(ag)Any certificate signed by an officer of the Company delivered to the Initial Purchasers or to counsel for the Initial Purchasers shall be deemed a representation and warranty by the Company to each Initial Purchaser as to the matters covered thereby.

2.Purchase and Sale. Subject to the terms and conditions herein set forth, the Company and the Notes Guarantors agree to issue and sell to each of the Initial Purchasers, and each of the Initial Purchasers agrees, severally and not jointly, to purchase from the Company, at a purchase price of 98% of the principal amount thereof, plus accrued interest, if any, from May 10, 2011 to the Closing Date hereunder, the principal amount of Securities set forth opposite the name of such Initial Purchaser in Schedule A hereto.

3.Offering by Initial Purchasers. Upon the authorization by Merrill Lynch, Pierce, Fenner & Smith Incorporated of the release of the Securities, the several Initial Purchasers propose to offer the Securities for sale upon the terms and conditions set forth in this Agreement, the Disclosure Package and the Final Memorandum and each Initial Purchaser hereby represents and warrants to, and agrees with the Company and the Notes Guarantors that:

(a)It will offer and sell the Securities only to: (i) persons who it reasonably believes are “qualified institutional buyers” within the meaning of Rule 144A under the Act in transactions meeting the requirements of Rule 144A, or (ii) upon the terms and conditions set forth in Annex A to this Agreement;

(b)It is a “qualified institutional buyer” within the meaning of Rule 144A under the Act and an institutional “Accredited Investor” (as defined under Section 501(a)(1)(2)(3) or (7) of the Act) (an “Institutional Accredited Investor”); and

(c)It will not offer or sell the Securities by any form of general solicitation or general advertising, including but not limited to the methods described in Rule 502(c) under the Act.

4.Delivery and Payment.

(a)The Securities to be purchased by each Initial Purchaser hereunder will be represented by one or more definitive global Securities in book-entry form which will be deposited by or on behalf of the Company and the Notes Guarantors with The Depository Trust Company (“DTC”) or its designated custodian. The Company will deliver the Securities to Merrill Lynch, Pierce, Fenner & Smith Incorporated, for the account of each Initial Purchaser, against payment by or on behalf of such Initial Purchaser of the purchase price therefore by wire transfer, payable to the order of the Company in Federal (same day) funds to the account specified by the Company to Merrill Lynch, Pierce, Fenner & Smith Incorporated, by causing DTC to credit the Securities to the account of Merrill Lynch, Pierce, Fenner & Smith Incorporated at DTC. The Company will cause the certificates representing the Securities to be made available to Merrill Lynch, Pierce, Fenner & Smith Incorporated for checking at least twenty-four hours prior to the Closing Date (as defined below) at the office of DTC or its designated custodian (the “Designated Office”). The time and date of such delivery and payment shall be 10:00 a.m., New York City time, on May 10, 2011 or such other time and date as Merrill Lynch, Pierce, Fenner & Smith Incorporated and the Company may agree upon in writing. Such time and date are herein called the “Closing Date”; and

(b)The documents to be delivered at the Closing Date by or on behalf of the parties hereto pursuant to Section 7 hereof, including the cross-receipt for the Securities and any additional documents requested pursuant to Section 7(k) hereof, will be delivered at such time and date at the offices of Wilson Sonsini Goodrich & Rosati, Professional Corporation, 650 Page Mill Road, Palo Alto, California 94304 (the “Closing Location”), and the Securities will be delivered at the Designated Office, all at the Closing Date. A meeting will be held at the Closing Location at 12:00 p.m., New York City time, on the New York Business Day next preceding the Closing Date, or such other time and date as counsel to the Company and the Representatives shall mutually agree, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

5.Agreements. The Company and the Notes Guarantors agree with each of the Initial Purchasers:

(a)To prepare the Final Memorandum in a form reasonably approved by you; to make no amendment or any supplement to the Final Memorandum (or, if applicable, to the Preliminary Memorandum or the Pricing Supplement) prior to the Closing Date which shall be reasonably disapproved by you promptly after reasonable notice thereof; and to furnish you with copies thereof;

(b)Promptly from time to time to take such action as you may reasonably request to qualify the Securities for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Securities, provided that in connection therewith the Company or any Notes Guarantor shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction or subject itself to taxation in excess of a nominal dollar amount in any such jurisdiction where it is not then so subject;

(c)To furnish the Initial Purchasers with as many copies of the Final Memorandum and each amendment or supplement thereto as reasonably requested by the Initial Purchasers, and any amendment or supplement containing amendments to the financial statements covered by such report(s), and additional written and electronic copies thereof in such quantities as you may from time to time reasonably request, and if, at any time prior to the expiration of nine months after the date of the Final Memorandum and prior to the date on which the distribution of the Securities has been completed (of which the Company shall be notified by Merrill Lynch, Pierce, Fenner & Smith Incorporated), any event shall have occurred as a result of which the Final Memorandum as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Final Memorandum is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Final Memorandum to comply with applicable law, to notify you and upon your reasonable request to prepare and furnish without charge to each Initial Purchaser and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Final Memorandum or a supplement to the Final Memorandum which will correct such statement or omission or effect such compliance; and Merrill Lynch, Pierce, Fenner & Smith Incorporated hereby agrees to promptly notify the Company upon the completion of the distribution of the Securities;

(d)During the period beginning from the date hereof and continuing until the date 90 days after the date of the Final Memorandum, not to offer, sell, contract to sell or otherwise dispose of, except as provided hereunder any securities of the Company or any subsidiary that are substantially similar to the Securities without the prior written consent of Merrill Lynch, Pierce, Fenner & Smith Incorporated. The foregoing sentence shall not apply to (i) the Securities sold hereunder and (ii) the securities issued in exchange for the Securities in accordance with the Indenture.
(e)At any time when the Company is not subject to Section 13 or 15(d) of the Exchange Act, for the benefit of holders from time to time of Securities, to furnish at its expense, upon request, to holders of Securities and prospective purchasers of securities information satisfying the requirements of subsection (d)(4)(i) of Rule 144A under the Act to the extent such securities are “restricted securities” within the meaning of Rule 144 under the Act;

(f)To cause the Securities to be eligible for clearance and settlement through DTC.

(g)During the period of two years hereafter, the Company will furnish to the Representatives at One Bryant Park New York, NY 10036, Attention: High Yield Capital Markets, (i) to the extent not available on the Commission's EDGAR filing system, as soon as practicable after the end of each fiscal year, copies of the Annual Report of the Company containing the balance sheet of the Company as of the close of such fiscal year and statements of income, stockholders' equity and cash flows for the year then ended and the opinion thereon of the Company's independent public or certified public accountants; (ii) to the extent not available on the Commission's EDGAR filing system, as soon as practicable after the filing thereof, copies of each proxy statement, Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other report filed by the Company with the Commission, the Financial Industry Regulatory Authority, Inc. (“FINRA”) or any securities exchange; and (iii) to the extent not available on the Commission's EDGAR filing system, as soon as available, copies of any publicly available report or communication of the Company mailed generally to holders of its capital stock, provided, that, the Company shall not be required to furnish to you information if, in the opinion of counsel to the Company, the provision of such information would amount to a violation of Regulation FD under the Act;

(h)The Company will not, and will not permit any of its affiliates (as defined in Rule 144 under the Act) (“Affiliates”) to, resell any of the Securities which constitute “restricted securities” under Rule 144 that have been acquired by any of them; and

(i)To use the net proceeds received by it from the sale of the Securities pursuant to this Agreement in the manner specified in the Disclosure Package and the Final Memorandum under the caption “Use of Proceeds;” and to not, directly or indirectly, use the proceeds of the sale of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury.

6.Expenses. The Company and the Notes Guarantors covenant and agree with the several Initial Purchasers that the Company and the Notes Guarantors will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company's counsel and accountants in connection with the issue of the Securities and all other expenses in connection with the preparation, printing and filing of the Preliminary Memorandum, the Pricing Supplement and the Final Memorandum and any amendments and supplements thereto or any Supplemental Offering Material and the mailing and delivering of copies thereof to the Initial Purchasers and dealers; (ii) the cost of printing or producing any Agreement among Initial Purchasers, this Agreement, the Indenture, any blue sky memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Securities; (iii) all expenses in connection with the qualification of the Securities for offering and sale under state securities laws as provided in Section 5(b) hereof, including the fees and disbursements of counsel for the Initial Purchasers in connection with such qualification and in connection with the blue sky memorandum; (iv) any fees charged by securities rating services for rating the Securities; (v) the cost of preparing the Securities; (vi) the fees and expenses of the Trustee and any agent of the Trustee and the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Securities; (vii) half of the cost and expenses relating to any road show undertaken for the marketing of the offering of the Securities, including, without limitation, the cost of any aircraft used in connection with the road show, expenses associated with the use of conference rooms, limousines and the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, and the travel and lodging expenses incurred on behalf of representatives of the Company and any Notes Guarantor in connection with such road show, provided, that, such expenses shall not include any travel or lodging expenses of the Initial Purchasers or any representative of the Initial Purchasers; and (viii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section, and Sections 8 and 14 hereof, the Initial Purchasers will pay all of their own costs and expenses, including the fees and expenses of their counsel, transfer taxes on resale of any of the Securities by them, and any advertising expenses connected with any offers they may make.

7.Conditions to the Obligations of the Initial Purchasers. The obligations of the Initial Purchasers hereunder shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company and each Notes Guarantor herein are, at and as of the Closing Date, true and correct, the condition that the Company and each Notes Guarantor shall have performed all of their respective obligations hereunder theretofore to be performed, and the following additional conditions:

(a)Weil, Gotshal & Manges LLP, counsel for the Initial Purchasers, shall have furnished to you such opinion and letter, dated the Closing Date, in form and substance satisfactory to you; and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(b)Wilson Sonsini Goodrich & Rosati, Professional Corporation, special counsel for the Company and the Notes Guarantors incorporated in Delaware, shall have furnished to you their written opinion, dated the Closing Date, in form and substance satisfactory to you, to the effect set forth in Annex B hereto;

(c)Christian & Small LLP, counsel for the Notes Guarantors incorporated in Alabama, shall have furnished to you their written opinion, dated the Closing Date, in form and substance satisfactory to you, to the effect set forth in Annex C hereto;

(d)Verrill Dana LLP, counsel for the Notes Guarantor incorporated in Massachusetts, shall have furnished to you their written opinion, dated the Closing Date, in form and substance satisfactory to you, to the effect set forth in Annex C hereto;

(e) (i) Concurrently with the execution of this Agreement, KPMG LLP shall have furnished to you a letter, dated the date hereof, in form and substance satisfactory to you, to the effect set forth in Annex D;
(ii) the Representatives shall have received from KPMG LLP a letter, dated as of the Closing Date, to the effect that they reaffirm the statements made in the letter furnished pursuant to (i) above, except that the specified date referred to shall be a date not more than three business days prior to Closing Date.
(f)Except as otherwise disclosed in the Disclosure Package at the Applicable Time, subsequent to the date as of which information is given in the Disclosure Package, (i) neither the Company nor any of its subsidiaries shall have sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, that is material to the Company and its subsidiaries taken as a whole and (ii) there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any material adverse change, or any development that is reasonably likely to result in a material adverse change, in or affecting the business, business prospects, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries taken as a whole the effect of which, in any such case described in clause (i) or (ii), is in the judgment of the Representatives so material and adverse as to make it impracticable or inadvisable to proceed with the offering or the delivery of the Securities on the terms and in the manner contemplated in this Agreement and in the Disclosure Package and the Final Memorandum;

(g)On or after the date hereof (i) no downgrading shall have occurred in the rating accorded the Company's debt securities by any “nationally recognized statistical rating organization”, as that term is defined by the Commission for purposes of Section 3 under the Exchange Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company's debt securities; provided that, for purposes of this subsection (e), a “nationally recognized statistical rating organization” shall be Standard & Poor's Ratings Services, a division of The McGraw Hill Companies, Inc., and Moody's Investors Service, Inc.

(h)The Representatives shall have received a written certificate executed by the Chairman of the Board, Chief Executive Officer or President of the Company and the Chief Financial Officer or Chief Accounting Officer of the Company, dated as of such Closing Date, to the effect that the signers of such certificate have carefully examined the Disclosure Package, the Final Memorandum and any amendment or supplement thereto, any Supplemental Offering Materials and any amendment or supplement thereto and this Agreement, to the effect set forth in subsections (f) and (g) of this Section 7, and further to the effect that:

(i)for the period from and after the date of this Agreement and prior to such Closing Date, there has not occurred any change or development that has caused or is reasonably likely to result in a Material Adverse Effect;
(ii)the representations, warranties and covenants of the Company set forth in Section 1 of this Agreement are true and correct on and as of the Closing Date with the same force and effect as though expressly made on and as of such Closing Date; and
(iii)    the Company has complied with all the agreements hereunder and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date;
(i)Each Notes Guarantor shall have furnished or caused to be furnished to you on the Closing Date certificates of officers of the Notes Guarantor satisfactory to you as to the accuracy of the representations and warranties of the Notes Guarantor herein at and as of such Closing Date, as to the performance by the Notes Guarantor of, and its compliance with, all of its obligations hereunder to be performed or complied with at or prior to such Closing Date, as to the matters set forth in subsections (f) and (g) of this Section and as to such other matters as you may reasonably request;

(j)The Representatives shall have received a written certificate executed by the Chief Financial Officer of the Company, dated as of the Closing Date and addressed to the Representatives, in form and substance previously agreed to by the Company and the Representatives;

(k)The Securities and the Indenture shall be executed by the Company or the Notes Guarantors, as the case may be, in substantially the forms previously delivered to you;

(l)At the Closing Date, the Company and the Notes Guarantors shall have furnished counsel for the Company, the Notes Guarantors or the Initial Purchasers, as the case may be, such documents as they reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties or fulfillment of any of the conditions herein contained.

8.Indemnification and Contribution.

(a)The Company and the Notes Guarantors agree to indemnify and hold harmless each Initial Purchaser, its directors, officers, employees, affiliates and agents, and each person, if any, who controls any Initial Purchaser within the meaning of the Act and the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which such Initial Purchaser or such controlling person may become subject, insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon an untrue statement or alleged untrue statement of a material fact contained in any Supplemental Offering Materials, any Preliminary Memorandum or the Final Memorandum (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and to reimburse each Initial Purchaser, its officers, directors, employees, agents, affiliates and each such controlling person for any and all expenses (including fees and disbursements of counsel chosen by Merrill Lynch, Pierce, Fenner & Smith Incorporated) as such expenses are reasonably incurred by such Initial Purchaser or its officers, directors, employees, agents and affiliates or other such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information furnished in writing to the Company by the Representatives expressly for use in any Supplemental Offering Materials, any Preliminary Memorandum or the Final Memorandum (or any amendment or supplement thereto). The indemnity agreement set forth in this Section 8(a) shall be in addition to any liabilities that the Company and the Notes Guarantors may otherwise have.

(b)Each Initial Purchaser agrees, severally and not jointly, to indemnify and hold harmless the Company, the Notes Guarantors and each of their directors, each of their officers, and each person who controls the Company or the Notes Guarantors within the meaning of the Act and the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which the Company and the Notes Guarantors, or any such director, officer or controlling person may become subject, insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in any Supplemental Offering Materials, any Preliminary Memorandum or the Final Memorandum (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, and only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Supplemental Offering Materials, any Preliminary Memorandum or the Final Memorandum (or any such amendment or supplement thereto), in reliance upon and in conformity with information furnished in writing to the Company by the Representatives expressly for use therein; and to reimburse the Company and the Notes Guarantors, or any such director, officer or controlling person for any legal and other expense reasonably incurred by the Company and the Notes Guarantors, or any such director, officer or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. The Company hereby acknowledges that the only information that the Representatives have furnished to the Company expressly for use in any Supplemental Offering Materials, any Preliminary Memorandum or the Final Memorandum (or any such amendment or supplement thereto) are the statements set forth under the captions “Plan of Distribution - Commissions and Discounts,” and “Plan of Distribution - Stabilization/Short Positions” in the Preliminary Memorandum and the Final Memorandum. The indemnity agreement set forth in this Section 8(b) shall be in addition to any liabilities that the Initial Purchasers may otherwise have.

(c)Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure to so notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any liability, if applicable, other than the indemnification obligation provided in paragraph (a) or (b) above. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it elects, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party's election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (other than local counsel), reasonably approved by the indemnifying party (or by Merrill Lynch, Pierce, Fenner & Smith Incorporated in the case of Section 9), representing the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the reasonable fees and expenses of counsel shall be at the expense of the indemnifying party.

(d)The indemnifying party under this Section 8 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 8(c) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

9.Contribution. If the indemnification provided for in Section 8 is for any reason unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Notes Guarantors, on the one hand, and the Initial Purchasers, on the other hand, from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Notes Guarantors, on the one hand, and the Initial Purchasers, on the other hand, in connection with the statements or omissions or inaccuracies in the representations and warranties herein which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Notes Guarantors, on the one hand, and the Initial Purchasers, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the Notes Guarantors and the total discount received by the Initial Purchasers as set forth herein bear to the aggregate initial offering price of the Securities as set forth on such cover. The relative fault of the Company and the Notes Guarantors, on the one hand, and the Initial Purchasers, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact or any such inaccurate or alleged inaccurate representation or warranty relates to information supplied by the Company and the Notes Guarantors, on the one hand, or the Initial Purchasers, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 8(c), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in Section 8(c) with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 9; provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 8(c) for purposes of indemnification.
The Company, the Notes Guarantors and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 9.
Notwithstanding the provisions of this Section 9, no Initial Purchaser shall be required to contribute any amount in excess of the discount received by such Initial Purchaser in connection with the Securities underwritten by it and distributed to the investors. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Initial Purchasers' obligations to contribute pursuant to this Section 9 are several, and not joint, in proportion to their respective underwriting commitments as set forth opposite their names in Schedule A. For purposes of this Section 9, each director, officer, employee, affiliate and agent of an Initial Purchaser and each person, if any, who controls an Initial Purchaser within the meaning of the Act and the Exchange Act shall have the same rights to contribution as such Initial Purchaser, and each director of the Company and the Notes Guarantors, each officer of the Company and the Notes Guarantors and each person, if any, who controls the Company and the Notes Guarantors within the meaning of the Act and the Exchange Act shall have the same rights to contribution as the Company and the Notes Guarantors.
10.Default by One or More of the Several Initial Purchasers.

(a)If any one or more Initial Purchasers shall default in its obligation to purchase the Securities which it has agreed to purchase hereunder, you may in your discretion arrange for you or another party or other parties to purchase such Securities on the terms contained herein. If within thirty-six (36) hours after such default by any Initial Purchaser you do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of thirty-six (36) hours within which to procure another party or other parties satisfactory to you to purchase such Securities on such terms. In the event that, within the respective prescribed periods, you notify the Company that you have so arranged for the purchase of such Securities, or the Company notifies you that it has so arranged for the purchase of such Securities, you or the Company shall have the right to postpone the Closing Date for a period of not more than seven (7) days, in order to effect whatever changes may thereby be made necessary in the Pricing Supplement, or in any other documents or arrangements, and the Company agrees to prepare promptly any amendments to the Pricing Supplement which in your opinion may thereby be made necessary. The term “Initial Purchaser” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Securities;

(b)If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Initial Purchaser or Initial Purchasers by you and the Company as provided in subsection 10(a) above, the aggregate principal amount of such Securities which remains unpurchased does not exceed one-eleventh (1/11th) of the aggregate principal amount of all the Securities, then the Company shall have the right to require each non-defaulting Initial Purchaser to purchase the principal amount of Securities which such Initial Purchaser agreed to purchase hereunder and, in addition, to require each non-defaulting Initial Purchaser to purchase its pro rata share (based on the principal amount of Securities which such Initial Purchaser agreed to purchase hereunder) of the Securities of such defaulting Initial Purchaser or Initial Purchasers for which such arrangements have not been made; but nothing herein shall relieve a defaulting Initial Purchaser from liability for its default; and

(c)If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Initial Purchaser or Initial Purchasers by you and the Company as provided in subsection 10(a) above, the aggregate principal amount of Securities which remains unpurchased exceeds one-eleventh (1/11th) of the aggregate principal amount of all the Securities, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Initial Purchasers to purchase Securities of a defaulting Initial Purchaser or Initial Purchasers, then this Agreement shall thereupon terminate, without liability on the part of any non-defaulting Initial Purchaser or the Company, except for the expenses to be borne by the Company and the Initial Purchasers as provided in Section 6 hereof and the indemnity and contribution agreements in Sections 8 and 9 hereof; but nothing herein shall relieve a defaulting Initial Purchaser from liability for its default.

11.Termination of this Agreement. Prior to the Closing Date, this Agreement may be terminated by the Representatives by notice given to the Company if at any time (i) trading or quotation in any of the Company's securities shall have been suspended or limited by the Commission or by the Nasdaq Global Market, Inc., or trading in securities generally on the New York Stock Exchange or the Nasdaq Global Market, Inc. shall have been suspended or limited, or minimum or maximum prices shall have been generally established on any of such stock exchanges by the Commission or FINRA; (ii) a general banking moratorium shall have been declared by federal or New York authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States has occurred; or (iii) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United States or international financial markets, or any substantial change in United States' or international financial or economic conditions, as in the judgment of the Representatives is material and adverse and makes it impracticable or inadvisable to proceed with the offering or the delivery of the Securities in the manner and on the terms described in the Disclosure Package or to enforce contracts for the sale of securities.

12.No Advisory or Fiduciary Responsibility. The Company and each Notes Guarantor acknowledge and agree that: (i) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the offering price of the Securities and any related discounts and commissions, is an arm's-length commercial transaction between the Company and the Notes Guarantor, on the one hand, and the several Initial Purchasers, on the other hand, and the Company and the Notes Guarantor is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (ii) in connection with each transaction contemplated hereby and the process leading to such transaction each Initial Purchaser is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary of the Company and the Notes Guarantor or their affiliates, stockholders, creditors or employees or any other party; (iii) no Initial Purchaser has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Company and the Notes Guarantor with respect to any of the transactions contemplated hereby or the process leading thereto (irrespective of whether such Initial Purchaser has advised or is currently advising the Company or the Notes Guarantor on other matters) and no Initial Purchaser has any obligation to the Company or the Notes Guarantor with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement; (iv) the several Initial Purchasers and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and the Notes Guarantor and that the several Initial Purchasers have no obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (v) the Initial Purchasers have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company and the Notes Guarantor have consulted their own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.
This Agreement supersedes all prior agreements and understandings (whether written or oral) among the Company, the Notes Guarantors and the several Initial Purchasers, or any of them, with respect to the subject matter hereof. The Company and the Notes Guarantors hereby waive and release, to the fullest extent permitted by law, any claims in connection with issue and sale of the Notes that the Company and the Notes Guarantors may have against the several Initial Purchasers with respect to any breach or alleged breach of agency or fiduciary duty.
13.Representations and Indemnities to Survive Delivery. The respective indemnities, agreements, representations, warranties and other statements of the Company and its officers , the Notes Guarantors and their officers and of the several Initial Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any (A) investigation made by or on behalf of any Initial Purchaser or any of its affiliates, the officers or employees of any Initial Purchaser, or the Company, the officers or employees of the Company, or any person controlling the Company, as the case may be or (B) acceptance of the Securities and payment for them hereunder. The provisions of Sections 8, 9 and 14 hereof shall survive the termination or cancellation of this Agreement.

14.Reimbursement of Expenses. If this Agreement shall be terminated pursuant to Section 10 hereof, the Company and the Notes Guarantors shall not then be under any liability to any Initial Purchaser except as provided in Sections 6, 8 and 9 hereof; but, if for any other reason, including termination pursuant to Section 11 hereof, the Securities are not delivered by or on behalf of the Company and the Notes Guarantors as provided herein, the Company and the Notes Guarantors will reimburse the Initial Purchasers through you for all out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Initial Purchasers in making preparations for the purchase, sale and delivery of the Securities, but the Company and the Notes Guarantors shall then be under no further liability to any Initial Purchaser except as provided in Sections 6, 8 and 9 hereof.

15.Notices. All communications hereunder shall be in writing and shall be mailed, hand delivered or telecopied and confirmed to the parties hereto as follows:

If to the Representatives:
Merrill Lynch, Pierce, Fenner & Smith Incorporated
One Bryant Park
New York, NY 10036
Facsimile: (917) 267-7085
Attention: High Yield Legal Department
and:
Weil Gotshal & Manges LLP
767 Fifth Avenue
New York, NY 10153
Facsimile: (212) 310-8007
Attention: Corey Chivers, Esq.

If to the Company or any Notes Guarantor:
Sanmina-SCI Corporation
2700 North First Street
San Jose, CA 95134
Facsimile: (408) 964-3636
Attention: Chief Financial Officer

with a copy to:
Wilson Sonsini Goodrich & Rosati, P.C.
650 Page Mill Road
Palo Alto, CA 94304-1050
Facsimile: (650) 493-6811
Attention: Kathleen D. Rothman, Esq.
Any party hereto may change the address for receipt of communications by giving written notice to the others.
16.Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto, including any substitute Initial Purchasers pursuant to Section 10 hereof, and to the benefit of (i) the Company and the Notes Guarantors, their directors, any person who controls the Company or any Notes Guarantor within the meaning of the Act and the Exchange Act and any officer of the Company or any Notes Guarantor, (ii) the Initial Purchasers, the officers, directors, employees. affiliates and agents of the Initial Purchasers, and each person, if any, who controls any Initial Purchaser within the meaning of the Act and the Exchange Act, and (iii) the respective successors and assigns of any of the above, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The term “successors and assigns” shall not include a purchaser of any of the Securities from any of the several Initial Purchasers merely because of such purchase.

17.Partial Unenforceability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

18.Timing. Time shall be of the essence of this Agreement.

19.Patriot Act Notice. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Initial Purchasers are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Initial Purchasers to properly identify their respective clients.

20.Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

21.Counterparts. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

22.Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

23.Amendment and Waiver. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit.
[Signature Page Follows]
If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company and the Notes Guarantors the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.
Very truly yours,
SANMINA-SCI CORPORATION
By: /s/ Brian P. Casey
Name:    Brian P. Casey
Title:    Senior Vice President and Treasurer

Notes Guarantors

HADCO CORPORATION
HADCO SANTA CLARA, INC.
SANMINA-SCI SYSTEMS HOLDINGS, INC.
SCI TECHNOLOGY, INC.
All by:    /s/ Robert K. Eulau
Name:    Robert K. Eulau
Title:    Executive Vice President and Chief
        Financial Officer

The foregoing Agreement is hereby confirmed and accepted by the Representatives as of the date first above written.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Deutsche Bank Securities Inc.
Goldman, Sachs & Co.
Morgan Stanley & Co. Incorporated

Acting as Representatives of the
several Initial Purchasers named in
the attached Schedule A.

By Merrill Lynch, Pierce, Fenner & Smith Incorporated

By: ___/s/ Name of Managing Director_________
Managing Director

SCHEDULE A

Purchaser	Principal Amount of Notes to be Purchased

Merrill Lynch, Pierce, Fenner & Smith Incorporated	$200,000,000
Deutsche Bank Securities Inc.	100,000,000
Goldman, Sachs & Co.	100,000,000
Morgan Stanley & Co. Incorporated	100,000,000
Total	$500,000,000

SCHEDULE B
Notes Guarantors

Guarantor Incorporated in Alabama	Guarantors Incorporated in Delaware

SCI Technology, Inc.	Hadco Santa Clara, Inc. (“Hadco”)
Sanmina-SCI Systems Holdings, Inc. (“SSCI Holdings”)

Guarantor Incorporated in Massachusetts

Hadco Corporation

SCHEDULE C
PRICING SUPPLEMENT                            STRICTLY CONFIDENTIAL

$500,000,000

Sanmina-SCI Corporation

7% Senior Notes due 2019

April 26, 2011

This Pricing Supplement is qualified in its entirety by reference to the Preliminary Offering Memorandum dated April 26, 2011. The information in this Pricing Supplement supplements the Preliminary Offering Memorandum and supersedes the information in the Preliminary Offering Memorandum to the extent inconsistent with the information in the Preliminary Offering Memorandum. Capitalized terms used but not defined in this Pricing Supplement have the respective meanings ascribed to them in the Preliminary Offering Memorandum.

The Notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and are being offered only to qualified institutional buyers pursuant to Rule 144A under the Securities Act and outside the United States to non-U.S. persons in accordance with Regulation S under the Securities Act. The Notes are not transferable except in accordance with the restrictions described under “Notice to Investors” in the Preliminary Offering Memorandum.

Terms Applicable to the 7% Senior Notes due 2019
Issuer:	Sanmina-SCI Corporation (the “Company”)
Aggregate Principal Amount:	$500,000,000
Use of Proceeds:
The Company expects to use the net proceeds of this offering, together with cash on hand, to fund the tender offer for any and all of its outstanding 6¾% Senior Subordinated Notes due 2013 and to fund the tender offer for up to $200.0 million aggregate principal amount of its 8.125% Senior Subordinated Notes due 2016.

Title of Securities:	7% Senior Notes due 2019 (the “Notes”)
Final Maturity Date:	May 15, 2019
Offering Price:	100.000%, plus accrued interest, if any, from May 10, 2011
Coupon:	7%
Interest Payment Dates:	May 15 and November 15, beginning on November 15, 2011
Record Dates:	May 1 and November 1
Optional Redemption:
All or any portion of the Notes may be redeemed, at any time, and from time to time, prior to May 15, 2014, at the option of the Company, at a redemption price equal to 100% of the principal amount of the Notes redeemed plus accrued and unpaid interest to, but excluding, the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date) plus a make-whole premium.

This Pricing Supplement is qualified in its entirety by reference to the Preliminary Offering Memorandum dated April 26, 2011

In addition, the Company may redeem all or any portion of the Notes, at once or over time, at any time on or after May 15, 2014, at the following redemption prices (expressed as a percentage of principal amount of the Notes), plus accrued and unpaid interest to, but excluding, the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the twelve-month period beginning on May 15 of the years indicated below:

Year Percentage 2014 105.250% 2015 103.500% 2016 101.750% 2017 and thereafter 100.000%
Initial Purchasers:	Merrill Lynch, Pierce, Fenner & Smith Incorporated Deutsche Bank Securities Inc. Goldman, Sachs & Co. Morgan Stanley & Co. Incorporated
Trade Date:	April 26, 2011
Settlement Date:	May 10, 2011 (T+10 business days)
Denominations:	$2,000 and integral multiples of $1,000 in excess thereof
Distribution:	144A and Regulation S without registration rights
Corporate Credit/Family Ratings:	B+/B1 (S&P/Moody's)
CUSIP and ISIN Numbers:	144A Notes: Reg S Notes: CUSIP: 800907 AQ0 CUSIP: U80024 AE9 ISIN: US800907AQ07 ISIN: USU80024AE92

We expect that delivery of the notes will be made against payment therefor on or about May 10, 2011, which will be the tenth business day following the date of pricing of the notes (such settlement cycle being herein referred to as “T+10”). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes on the date of pricing or the next succeeding six business days will be required, by virtue of the fact that the notes initially will settle T+10, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of notes who wish to trade notes prior to their date of delivery hereunder should consult their own advisor.

This material is confidential and is for your information only and is not intended to be used by anyone other than you. This information does not purport to be a complete description of these Notes or the offering. Please refer to the Preliminary Offering Memorandum for a complete description.

Any disclaimers or other notices that may appear below are not applicable to this communication and should be disregarded. Such disclaimers or other notices were automatically generated as a result of this communication being sent via Bloomberg email or another communication system.

SCHEDULE D

Supplemental Offering Materials:

Investor Presentation, dated April 26, 2011